Exhibit 23.2

INDEPENDENT AUDITOR’S CONSENT

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (no. 2-98221), (No. 333-64937), (No. 333-42415), and (No. 333-55482) of the Waters Instruments, Inc. 1985 Stock Option Plan, 1995 Stock Option Plan and 1997 Associates Stock Purchase Plan, respectively, of our report dated August 13, 2002, on the 2002 financial statements of Waters Instruments, Inc., which report appears in the Annual Report on Form 10-KSB for the year ended June 30, 2003.

/s/ McGladrey & Pullen, LLP
MCGLADREY & PULLEN, llp

Minneapolis, Minnesota
September 24, 2003